                                                                    Exhibit 3.15

[SEAL]

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE


                TO ALL WHOM THESE PRESENTS SHALL COME, GREETINGS:

  I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                             ARTICLES OF RESTATEMENT

                                       OF

                              EDC DRUG STORES, INC.

        the original of which was filed in this office on the 10th day of
                                 February, 1995.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 23rd day of July, 2004

[SEAL]

                                    /s/ Elaine F. Marshall
                                      Secretary of State

                                                                     FILED
                                                                    9:00 AM
                                                                  FEB 10 1995
                                                              EFFECTIVE_________
                                                               RUFUS L EDMISTEN
                                                              SECRETARY OF STATE
                                                                NORTH CAROLINA

                             ARTICLES OF RESTATEMENT
                                       OF
                             KERR DRUG STORES, INC.

Pursuant to Section 55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of restating its Articles of Incorporation.

     1.   The name of the corporation is Kerr Drug Stores, Inc.

     2.   The text of the Restated Articles of Incorporation is attached.

     3. These Restated Articles of Incorporation contain an amendment requiring shareholder approval, and shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

     4.   These Articles will be effective upon filing.

This the 10 day of February, 1995.


                                                  KERR DRUG STORES, INC.


                                                  By: /s/ R. W. Hannan
                                                     ---------------------------
                                                     R. W. Hannan, President

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             KERR DRUG STORES, INC.

     The undersigned corporation hereby executes these Amended and Restated Articles of Incorporation for the purpose of amending and integrating into one document its original Articles of Incorporation and all past and current amendments thereto:

     1.   The name of the corporation shall be Kerr Drug Stores, Inc.

     2. The authorized capital of the corporation shall be One Thousand Dollars ($1,000.00) and the aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock with a par value of One Dollar ($1.00) per share.

     3. The street address, mailing address and county of the registered office of the corporation in North Carolina are 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603; and the name of the initial registered agent at such address is C T Corporation System.

     4.   Shareholders of the corporation shall have no preemptive rights.

     5. Shareholders of the corporation shall not be entitled to cumulate their votes for directors.

     6. A director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts the effectiveness of this provision. Any repeal or modification of this article shall be prospective only and shall not diminish the rights or expand the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

     This the 10 day of February, 1995.

                                                  KERR DRUG STORES, INC.


                                                  By: /s/ R. W. Hannan
                                                     ---------------------------
                                                     R. W. Hannan, President

[SEAL]

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE


                TO ALL WHOM THESE PRESENTS SHALL COME, GREETINGS:

  I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                              ARTICLES OF AMENDMENT

                                       OF

                              EDC DRUG STORES, INC.

  the original of which was filed in this office on the 12th day of June, 1997.


               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 23rd day of July, 2004

[SEAL]

                                    /s/ Elaine F. Marshall
                                      Secretary of State

                                                                     FILED
                                                                    3:42 PM
                                                                  JUN 12 1997
                                                              EFFECTIVE_________
                                                               ELAINE F MARSHALL
                                                              SECRETARY OF STATE
                                                                NORTH CAROLINA

                              ARTICLES OF AMENDMENT

                                       OF

                             KERR DRUG STORES, INC.

          The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation.

          1.   The name of the corporation is Kerr Drug Stores, Inc.

          2. Article 1 of the Articles of Incorporation of the corporation is hereby amended as follows:

               1.   The name of the corporation shall be EDC Drug Stores, Inc.

          3. Shareholder approval of the foregoing Amendment was obtained on the 10th day of June, 1997 as required by the North Carolina Business Corporation Act.


This 11th day of June, 1997

                                                  Kerr Drug Stores, Inc.


                                                  By: /s/ R. W. Hannan
                                                     -----------------
                                                  Name:  R. W. Hannan
                                                  Title: Vice Chairman

[SEAL]

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE


                TO ALL WHOM THESE PRESENTS SHALL COME, GREETINGS:

  I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                               ARTICLES OF MERGER

                                       OF

                              EDC DRUG STORES, INC.

        the original of which was filed in this office on the 28th day of
                                 December, 1999.


               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 23rd day of July, 2004

[SEAL]

                                    /s/ Elaine F. Marshall
                                      Secretary of State

                                                               CORP ID # 0080028
                                                                     FILED
                                                                    10:00 AM
                                                                  DEC 28 1999
                                                                    11:59 PM
                                                              Effective 12-31-99
                                                               ELAINE F MARSHALL
                                                              SECRETARY OF STATE
                                                                NORTH CAROLINA

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                               ARTICLES OF MERGER
                    FOREIGN AND DOMESTIC BUSINESS CORPORATION

Pursuant to Sections 55-11-04 and 55-11-05 of the General Statutes of North Carolina, the [ILLEGIBLE] does hereby submit the following Articles of Merger as the surviving corporation in a merger between a domestic business corporation and one or more foreign business corporations.

1. The name of the surviving corporation is EDC DRUG STORES, INC. a corporation organized under the laws of THE STATE OF NORTH CAROLINA; the name of the merged corporation is EDC ACQUISITION CORPORATION; a corporation organized under the laws of THE STATE OF DELAWARE.

2. Attached is a copy of the Plan of Merger that was duly approved in the manner prescribed by law by each of the corporations participating in the merger.

3.   With respect to the surviving corporation (CHECK EITHER A OR B, AS
     APPLICABLE):
     a. /X/ Shareholder approval was not required for the merger.
     b. / / Shareholder approval was required for the merger and the plan of merger was approved by the shareholders as required by Chapter 55 of the North Carolina General Statutes.

4.   With respect to the merged corporation (CHECK EITHER A OR B, AS
     APPLICABLE):
     a. /X/ Shareholder approval was not required for the merger.
     b. / / Shareholder approval was required for the merger, and the plan of merger was approved by the shareholders as required by Chapter 55 of the North Carolina General Statutes.

5. The merger is permitted by the law of the state or country of incorporation or organization of each foreign entity which is a party.

6. Each foreign entity which is a party has complied or shall comply with the applicable laws of its state or country of incorporation or organization.

7. These articles will be effective upon filing, unless a delayed date and/or time is specified: 11:59 P.M. DECEMBER 31, 1999

This is the 17th day of December, 1999.

                                                  EDC DRUG STORES, INC.


                                                  /s/ Jeffrey J. Vawrinek
                                                  -----------------------
                                                  Jeffrey J. Vawrinek
                                                  Assistant Secretary

Notes:
1. Filing fee is $50. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.
2. Certificate(s) of Merger must be registered pursuant to the requirements of N.C. G.S. Section 47-18.1

October 1998                                                           Form B-12
CORPORATIONS DIVISION           P. 0. BOX 29622           RALEIGH, NC 27626-0525

                                    EXHIBIT 1

                                 PLAN OF MERGER

     AGREEMENT OF MERGER made this 31st day of December 1999, between EDC Drug Stores, Inc., a North Carolina corporation and EDC Acquisition Corporation, a Delaware corporation.

     WHEREAS, EDC Drug Stores, Inc. has an authorized capital stock consisting of 1,000 shares of common stock, par value $1.00 per share, of which 10 shares have been duly issued and are now outstanding; and

     WHEREAS, EDC Acquisition Corporation has an authorized capital stock consisting of 1,000 shares of common stock, par value $1.00 per share, of which 10 shares have been duly issued and are now outstanding; and

     WHEREAS, the Board of Directors of EDC Drug Stores, Inc., and EDC Acquisition Corporation, respectively, deem it advisable and in the best interests of the corporations and their respective shareholders that EDC Acquisition Corporation merge with and into EDC Drug Stores, Inc., under and pursuant to the provisions of the General Corporation Law of the State of Delaware and of the Business Corporation Act of the State of North Carolina.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

     1. CONSTITUENTS. The names of the constituent corporations are EDC Drug Stores, Inc., a North Carolina corporation ("EDC Drug Stores") and EDC Acquisition Corporation, a Delaware corporation ("EDC Acquisition"). EDC Acquisition was formed under the name "Kerr Acquisition Corporation", and EDC Drug Stores was formed under the name "Kerr Drug Stores, Inc." EDC Drug Stores shall be the corporation surviving the merger.

     2. CAPITAL STOCK. EDC Drug Stores has 10 shares of voting common stock outstanding. EDC Acquisition has 10 shares of voting common stock outstanding.

     3. MERGER. Upon the terms set forth herein, EDC Acquisition shall be merged with and into EDC Drug Stores (the "Merger").

     4. EFFECTIVE TIME. The Merger shall be effective at 11:59 p.m. Eastern Time on December 31, 1999, the time of such effectiveness being hereinafter called the Effective Time.

     5. SURVIVING CORPORATION. EDC Drug Stores shall survive the Merger and shall continue to be governed by the laws of the State of North Carolina, but the separate corporate existence of EDC Acquisition shall cease forthwith at the Effective Time.

     6. AUTHORIZED CAPITAL. The authorized capital stock of EDC Drug Stores following the Effective Time shall be 1,000 shares of Common Stock, par value $.01 per share, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

     7. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of EDC Drug Stores shall be the Certificate of Incorporation of EDC Drug Stores following the Effective Time.

     8. BYLAWS. The Bylaws of EDC Drug Stores as they exist at the Effective Time shall be the Bylaws of EDC Drug Stores following the Effective Time.

     9. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of EDC Drug Stores immediately after the Effective Time shall be those persons who were the members of the Board of Directors and the officers, respectively, of EDC Drug Stores immediately prior to the Effective Time, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

     10. CONVERSION OF OUTSTANDING STOCK. At the Effective Time, each of the issued and outstanding shares of common stock of EDC Acquisition shall be cancelled and each of the issued and outstanding shares of Common Stock of EDC Drug Stores shall remain outstanding.

     11. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the Effective Time of the merger, EDC Drug Stores shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to EDC Acquisition shall be vested in EDC Drug Stores; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of EDC Drug Stores as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in EDC Acquisition shall not revert or be in any way impaired by reason of the merger, but shall be vested in EDC Drug Stores; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, and all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to EDC Drug Stores and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

     12. SERVICE OF PROCESS ON SURVIVING CORPORATION. EDC Drug Stores agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of EDC Acquisition as well as for the enforcement of any obligation of EDC Drug Stores arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of Delaware and designates the Secretary of State of the State of Delaware as agent upon whom process against EDC Acquisition may be served.

     13. PLAN OF LIQUIDATION. It is the intent of the parties to this Plan of Merger that this transaction be treated pursuant to the terms of Section 332 of Internal Revenue Code of 1986, as amended, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

     IN WITNESS WHEREOF each of the parties hereto has caused this Plan of Merger to be executed by its President and attested by its Secretary.


ATTEST:                                 EDC ACQUISITION CORPORATION


By: /s/ Robert E. Lewis                 By: /s/ Francis A. Newman
   --------------------------------        -------------------------------
   Name: Robert E. Lewis                   Name: Francis A. Newman
   Its: Secretary                          Its: President


ATTEST:                                 EDC DRUG STORES, INC.


By: /s/ Robert E. Lewis                 By: /s/ Francis A. Newman
   --------------------------------        -------------------------------
   Name: Robert E. Lewis                   Name: Francis A. Newman
   Its: Secretary                          Its: President

[SEAL]

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                TO ALL WHOM THESE PRESENTS SHALL COME, GREETINGS:

  I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                               ARTICLES OF MERGER

                                       OF

                              EDC DRUG STORES, INC.

        the original of which was filed in this office on the 10th day of
                                 February, 1995.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 23rd day of July, 2004

[SEAL]

                                    /s/ Elaine F. Marshall
                                      Secretary of State

                                                                    FILED
                                                                   9:00 AM
                                                                 FEB 10 1995
                                                              EFFECTIVE_________
                                                              RUFUS L EDMISTEN
                                                             SECRETARY OF STATE
                                                               NORTH CAROLINA

                               ARTICLES OF MERGER
                                       OF
                          ALPHA ACQUISITION CORPORATION
                          a North Carolina Corporation
                                      INTO
                             KERR DRUG STORES, INC.
                          a North Carolina Corporation

     Kerr Drug Stores, Inc., a corporation organized under the laws of North Carolina (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging Alpha Acquisition Corporation, a corporation organized under the laws of North Carolina (the "Merging Corporation"), into the Surviving Corporation.

     1.   With respect to each corporation which is a party to the merger:

          (a) The Plan of Merger attached hereto and made a part hereof as EXHIBIT A was duly approved on and as of 2-10-95, 1995 by the sole shareholder of the Merging Corporation, as required by the North Carolina Business Corporation Act.

          (b) The Plan of Merger attached hereto and made a part hereof as EXHIBIT A was duly approved on and as of January 20, 1995 by the shareholders of the Surviving Corporation, as required by the North Carolina Business Corporation Act.

     2. These Articles of Merger shall become effective upon filing with the North Carolina Secretary of State.

     Dated:  February 10, 1995

                                                   KERR DRUG STORES, INC.

                                                   By: /s/ Johnny B. Kerr
                                                       -------------------------
                                                   Name:  Johnny B. Kerr
                                                   Title: President

                                    EXHIBIT A


                                 PLAN OF MERGER

                                       OF

                          ALPHA ACQUISITION CORPORATION
                         (a North Carolina Corporation)

                                      INTO

                             KERR DRUG STORES, INC.
                         (a North Carolina Corporation)


                                    RECITALS

     A. ALPHA ACQUISITION CORPORATION ("Alpha") is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, having issued and outstanding 10 shares of common stock, par value $1.00 per share (the "Alpha Stock").

     B. KERR DRUG STORES, INC. ("Kerr") is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, having issued and outstanding 692,271 shares of common stock, par value $1.00 per share (the "Kerr Stock").

     C. The Board of Directors of Alpha has adopted resolutions approving this Plan of Merger (the "Plan") in accordance with the North Carolina Business Corporation Act (the "NCBCA") and directing that this plan be submitted to the sole shareholder of Alpha for adoption.

     D. The Board of Directors of Kerr has adopted resolutions approving the Plan in accordance with the NCBCA and directing that this plan be submitted to the shareholders of Kerr for adoption (individually, a "Kerr Shareholder" and, collectively, the "Kerr Shareholders").

     E. Alpha, Kerr and certain Kerr Shareholders holding at least eighty-five percent (85%) of the issued and outstanding shares of Kerr Stock are parties to that certain Acquisition and Merger Agreement dated as of January 9, 1995 (the "Merger Agreement"), pursuant to which such parties agreed to cause the merger of Alpha with and into Kerr pursuant to the Plan. Any Kerr Shareholder may obtain a copy of the Merger Agreement by contacting Kerr at the following address:

                       8380 Capital Boulevard
                       Raleigh, North Carolina 27604
                       Attn: Mr. Donald L. Cvetko,
                                Vice President


                     ARTICLE I. THE MERGER; TERMS OF MERGER.

     SECTION 1.01. PARTIES TO MERGER. Alpha and Kerr shall effect a merger by which Alpha shall merge with and into Kerr with Kerr being the surviving corporation (the "Merger"), pursuant to Article 11 of the NCBCA in accordance with and subject to the terms and conditions of this Plan.

     SECTION 1.02. MERGER. At the Effective Time (as defined in Section 4.01 hereof), by virtue of the filing with the Secretary of State of North Carolina of the Articles of Merger and this Plan of Merger and without any action on the part of the holder thereof:

          (a) ALPHA'S SHARES. Each issued and outstanding share of Alpha stock shall be converted into and become a fully paid and nonassessable share of Kerr Stock. Each certificate representing outstanding shares of Alpha Stock shall at the Effective Time represent an equal number of shares of Kerr Stock.

          (b) KERR SHARES. Each issued and outstanding share of Kerr Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in subsection (i)(B) below) and treasury shares, shall be converted (in the manner provided in this Section 1.02) into the right to receive fully paid and nonassessable shares of common stock of $.50 par value of J.C. Penney Company, Inc., a Delaware corporation ("Penney Shares"). The number of Penney Shares that each share of Kerr Stock shall convert into shall be determined as follows:

               (i) DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

                    (A) "Agent" shall have the meaning for such term set forth in Article III hereof).

                    (B) "Dissenting Shareholder" shall mean each Kerr Shareholder who, as of the Effective Time, has taken all actions required by the NCBCA to have been taken by such shareholder as of the Effective Time to exercise dissenters' rights with respect to this Plan and the Merger.

                    (C) "Escrow Agent" shall mean Chemical Bank which will serve as escrow agent under the Escrow Agreement.

                    (D) "Escrow Agreement" shall mean the Escrow Agreement to be executed at or prior to the Effective Time by the Agent, Alpha, Kerr and the Escrow Agent. Any Kerr Shareholder may obtain a copy of the Escrow Agreement by contacting Kerr at the following address:

                    8380 Capital Boulevard
                    Raleigh, North Carolina 27604
                    Attn:  Mr. Donald L. Cvetko,
                              Vice President

                    (E) "Exchange Agent" shall mean Chemical Bank which will serve as exchange agent.

               (ii) VALUATION OF PENNEY SHARES. For the purposes of this Plan, Penney Shares shall be valued (the "Average Value") as follows: The per share value of the Penney Shares shall be the arithmetic average (computed to three decimal places) of the per share closing price of Penney Shares on the New York Stock Exchange Composite Tape for the ten (10) days preceding but not including January 21, 1995 on which the New York Stock Exchange was open for trading.

               (iii) LIMITS ON NUMBER OF PENNEY SHARES. The aggregate number of Penney Shares into which all shares of Kerr Stock will convert shall be within both of the following limits: (i) No more than 1,764,705 Penney Shares shall be required in the aggregate for all shares of Kerr Stock and (ii) no fewer than 1,428,571 Penney Shares shall be required in the aggregate. Because the parties have calculated the foregoing limitations based upon the assumption that all of the shares of Kerr Stock issued and outstanding immediately prior to the Effective Time will be converted in the Merger, such limitations shall be appropriately adjusted by written agreement of Alpha and Agent in the event that there are Dissenting Shareholders.

               (iv) CONVERSION RATE. Based on and subject to the foregoing provisions of subsection (iii), each share of Kerr Stock issued and outstanding immediately prior to the Effective Time shall convert into up to the number of Penney Shares determined as follows: Each Kerr Share shall be multiplied by an exchange number (determined to three decimal places), the NUMERATOR of which will be equal to (A) the amount of $75,000,000 divided by (B) the number of issued and outstanding shares of Kerr Stock immediately prior to the Effective Time (determined to three decimal points) and the DENOMINATOR of which will be the Average Value. All or part of such Penney Shares shall be disbursed to the holders of the Kerr Stock pursuant to subsections (d) and (e) below.

               (v) FRACTIONAL SHARES. No fractional Penney Shares shall be issued to Kerr Shareholders as a result of the foregoing conversion. In lieu thereof, a Kerr Shareholder that would otherwise have received a fractional shall receive a cash payment in an amount equal to the fractional Penney Share that the Kerr Shareholder would have received multiplied by the Average Value. In the event that any fractional Penney Shares are required to be delivered to the Exchange Agent by the Escrow Agent, or by the Exchange Agent to the Kerr Shareholders, Alpha has agreed to cause any such fractional Penney Shares to be purchased with cash at the Average Value per share in order to provide the Escrow Agent with cash for such cash payments in lieu of fractional Penney Shares.

          (c) DISSENTING SHAREHOLDERS. Notwithstanding any provision of this Plan to the contrary, Kerr Stock held by Dissenting Shareholders shall not convert into or represent a right to receive Penney Shares (or cash payments in lieu of fractional Penney Shares). In lieu thereof, the Dissenting Shareholder shall be entitled only to such rights as are granted by the NCBCA; PROVIDED, HOWEVER that any Dissenting Shareholder that after the Effective Time has withdrawn or lost his, her or its right to appraisal pursuant to the NCBCA, then such shareholder's Kerr Stock shall be deemed to have been converted at the Effective Time into Penney Shares (in the manner provided in this Section 1.02).

          (d) ESCROW AGENT. On the Closing Date, Alpha shall cause to be issued by book entry to the Escrow Agent, to be held and disbursed as provided in the Escrow Agreement, duly authorized whole Penney Shares having an Average Value in the aggregate of at least $3,000,000. The Penney Shares shall be held by the Escrow Agent and disbursed to Kerr, as the surviving corporation, and/or to the Exchange Agent, on behalf of the Kerr Shareholders, in accordance with the terms of the Escrow Agreement.

          (e)  EXCHANGE AGENT.

               (i) At the Effective Time, Alpha shall cause to be issued by book entry to the Exchange Agent for the Kerr Shareholders duly authorized whole Penney Shares issuable in connection with the Merger (other than those Penney Shares issued by book entry hereunder to the Escrow Agent) plus an amount of cash equal to the aggregate amount (except with respect to the Penney Shares held in escrow) payable in lieu of fractional shares, to be held by the Exchange Agent and disbursed in accordance with this subsection (e) (such Penney Shares and cash amounts in lieu of fractional Penney Shares, and subsequent Penney Shares and cash amounts in lieu of fractional Penney Shares, if any, made available to it by the Escrow Agent pursuant to the terms of the Escrow Agreement, shall hereinafter collectively be referred to as the "Merger Fund"). While held by the Exchange Agent, Penney Shares shall be voted and tendered (in connection with a tender offer related to Penney or a similar transaction) by the Kerr Shareholders who are entitled to receive them.

               (ii) As soon as is reasonably practicable after the Effective Time, the Exchange Agent shall make available to each record holder (other than the Dissenting Shareholders) who, immediately prior to the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Kerr Stock owned by such Kerr Shareholder (the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for conversion thereof. Delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent and the form of letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of such a Certificate(s) by a Kerr Shareholder representing all of such shareholder's shares of Kerr Stock, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive from the Exchange Agent in exchange therefor (A) a certificate (properly issued, executed and countersigned, as appropriate) representing that number of whole Penney Shares to which such holder of Kerr Stock shall have become entitled pursuant to the provisions of subsection (b), except for the Penney Shares that, at that time, continue to be deposited under subsection (d) with the Escrow Agent or which were disbursed to Kerr, as the surviving company, under the Escrow Agreement, (B) as to any fractional Penney Share, a check representing the cash in lieu of fractional shares to which such Kerr Shareholder shall be entitled pursuant to subsection (b), (C) the right to receive pursuant to (iii) below such Penney Shares and cash, if any, that may be disbursed to the Exchange Agent by the Escrow Agent, and (D) any Penney Dividends received by the Exchange Agent with respect to any Penney Shares held by the Exchange Agent on behalf of such Kerr Shareholder.

               (iii) If at any time or from time to time the Escrow Agent disburses Penney Shares and cash in lieu of fractional Penney Shares and other amounts or instruments to the Exchange Agent in accordance with the Escrow Agreement, then immediately following each such disbursement, the Exchange Agent shall make available to each Kerr Shareholder (or his, her or its transferees pursuant to (v) below) who surrendered his, her or its Certificates pursuant to (ii) above (A) a certificate properly issued, executed and countersigned, as appropriate representing the number, if any, of Penney shares included in such disbursement by the Escrow Agent to which such Kerr Shareholder shall be entitled, (B) a check representing cash in lieu of fractional Penney Shares included in such disbursement to which such Kerr Shareholder is entitled and (C) a check representing cash Penney Dividends (as defined in the Escrow Agreement), if any, and other appropriate instruments representing non-cash Penney Dividends, if any, paid or distributed with respect to any of the Penney Shares included in such disbursement to which such Kerr Shareholder is entitled. If at the time the Escrow Agent disburses Penney Shares, cash or other instruments to the Exchange Agent, the Kerr Shareholder entitled thereto has not surrendered to the Exchange Agent the Certificate(s) and transmittal letters referred to in subparagraph (ii) above, the Exchange Agent shall hold such Penney Shares, cash and/or instruments until such time as the Kerr Shareholder complies with such subsection (ii).

               (iv) No interest will be paid or accrued on any cash payable upon the surrender of the Certificates, except as otherwise provided in the Escrow Agreement.

               (v) If any portion of the consideration to be received pursuant to subsection (b) upon exchange of a Certificate(s) (whether Penney Shares, a check representing cash for a fractional Penney Share or cash for cash Penney Dividends or appropriate instruments with respect to other Penney Dividends) is to be issued or paid to a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate(s) so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of any such consideration to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable.

               (vi) From the Effective Time until surrender in accordance with the provisions of this subsection (e), each Certificate shall represent for all purposes only the right, subject to the terms of the Escrow Agreement, to receive the consideration provided in subsection
          (b). All exchanges and payments in respect of shares of Kerr Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

               (vii) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in this Section 1.02, to deliver to Kerr, as the surviving corporation, a bond in such reasonable sum or a satisfactory indemnity agreement as Kerr may direct as indemnity against any claim that may be made against the Exchange Agent or Kerr with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

               (viii) After the Effective Time, there shall be no transfers on the stock transfer books of Kerr of the shares of Kerr Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Kerr for transfer, they shall be cancelled and exchanged for the consideration described in this Section 1.02.

               (ix) None of Penney, the Exchange Agent or any party hereto shall be liable to any shareholder of Kerr for any amount that is paid or delivered to: (A) A public official or public body pursuant to any applicable abandoned property, escheat or similar law or (B) Kerr, as the surviving corporation, by the Escrow Agent.

                  ARTICLE II. ACQUISITION AND MERGER AGREEMENT;
                    INDEMNITY CLAIMS BY MERGING CORPORATION.

     SECTION 2.01. ACQUISITION AGREEMENT; MERGING CORPORATION INDEMNITY CLAIMS. In addition to the terms and conditions set forth in this Plan, the Merger is also subject to the terms and conditions contained in the Merger Agreement. Pursuant to the Merger Agreement, various representations, warranties, covenants, and agreements were made to and for the benefit of Alpha relating and pertaining to Kerr and other matters referred to therein. Any breach of such representations, warranties, covenants, and/or agreements could give rise to a claim by Kerr, as the surviving corporation, (herein, an "Indemnity Claim") in accordance with, but subject to, the limitations provided in the Merger Agreement.

     SECTION 2.02. USE OF ESCROW FUND. The aggregate number of Penney Shares deposited with the Escrow Agent pursuant to Section 1.02(d) hereof (which aggregate amount is to be deposited with the Escrow Agent pursuant to the Merger Agreement) (collectively, the "Escrow Fund") shall be used to provide a nonexclusive source of funds from which Indemnity Claims by Kerr, as the surviving corporation, against the Kerr Shareholders can be satisfied. In connection therewith, the Escrow Fund shall be held and disbursed by the Escrow Agent subject to the terms and conditions of the Escrow Agreement.

     SECTION 2.03. DISBURSEMENT OF ESCROW FUND. If and to the extent the Escrow Fund is not disbursed to Kerr, as the surviving corporation, such unused amount of the Escrow Fund shall be disbursed by the Escrow Agent to the Exchange Agent (for the account of the Kerr Shareholders, other than a Dissenting Shareholder) at the times and in the manner set forth in the Escrow Agreement and the Merger Agreement.

     SECTION 2.04. RESOLUTION OF INDEMNITY CLAIMS. The manner in which Indemnity Claims are made by Alpha, resolved, disputed, and/or satisfied, and the manner in which disbursements of all or any portion of the Escrow Fund may be made in connection therewith, are subject to all of the terms and conditions of the Merger Agreement and the Escrow Agreement.

                             ARTICLE III. THE AGENT.

     SECTION 3.01. SHAREHOLDERS' AGENT. As a condition precedent to Alpha's agreement to enter into and consummate the Merger with Kerr, Alpha has required that, at all applicable times, one person act as the duly authorized agent for and on behalf of the Kerr Shareholders (other than the Dissenting Shareholders) to expedite the manner in which the Merger can be completed and Indemnity Claims processed thereafter. Banks D. Kerr (who is currently a significant shareholder and Chairman of the Surviving Corporation) ("Mr. B. D. Kerr") and any successor to Mr. B. D. Kerr identified in Section 3.07 hereof (who are currently officers and shareholders of Kerr) have agreed to act for and on behalf of the Kerr Shareholders (other than the Dissenting Shareholders) pursuant to the provisions of this Plan and, when serving as agent hereunder, are individually referred to herein as the "Agent."

     SECTION 3.02. AUTHORIZATION.

          (a) Subject to the terms and conditions hereof, the Agent shall be the duly authorized agent and attorney-in-fact for each Kerr Shareholder (other than the Dissenting Shareholders) under and pursuant to this Plan and the Merger Agreement and shall be authorized to take any and all action, for and on behalf of such Kerr Shareholder, in order to (i) subject to the provisions hereof regarding the manner in which deliveries are to be made, complete the Merger pursuant to this Plan, (ii) exercise, for and on behalf of such Kerr Shareholder, such rights, powers and privileges under and/or with respect to this Plan as are specifically authorized or delegated to such Kerr Shareholder by the terms and conditions hereof,
     (iii) after the consummation of the Merger, to make any and all decisions and determinations in connection with and/or pertaining to Indemnity Claims pursued by or on behalf of

     Kerr pursuant to the Merger Agreement, and (iv) to take any and all such further actions as are reasonably incidental thereto including, without limitation, those powers specifically authorized pursuant to the provisions of Sections 3.03 and 3.04 hereof.

          (b) Each Agent identified herein, by signing this Plan, hereby agrees to act as an Agent subject to the terms and conditions herein contained.

     SECTION 3.03. AGENT'S DUTIES. Without limiting the generality of Section
3.02 hereof, the Agent, on each Kerr Shareholder's (other than a Dissenting Shareholder) behalf, agrees to perform the following duties:

          (a) Execute and deliver the Escrow Agreement and take any and all action authorized thereby or required pursuant thereto;

          (b) Execute and deliver any and all agreements, documents, instruments, certificates, or other writings required by Kerr or Alpha in connection with the Merger (such agreements, documents, instruments, certificates, and writings shall, together with the Escrow Agreement, be collectively referred to herein as the "Merger Documents");

          (c) Take any and all action in connection with Indemnity Claims, as more fully set forth in Section 3.04 hereof, and accept service of process, for and on behalf of each Kerr Shareholder (other than a Dissenting Shareholder), in connection therewith;

          (d) Receive any and all notices, requests, instructions, documents, and other communications provided with respect to the Merger and take any and all action deemed necessary and/or appropriate by the Agent in connection therewith; and

          (e) Execute and deliver any and all amendments, modifications, supplements, restatements, and/or waivers to the Merger Agreement and any or all of the Merger Documents which, in the Agent's reasonable opinion, are necessary and/or appropriate; PROVIDED, HOWEVER, the Agent shall not agree, in connection with any of the foregoing, to alter the manner or formula for conversion of shares of Kerr Stock into Penney Shares pursuant to this Plan without the consent of the Kerr Shareholders (other than a Dissenting Shareholder); and PROVIDED FURTHER that the immediately preceding proviso shall not limit in any manner the authority and power of the Agent to handle any and all Indemnity Claims of Kerr.

     SECTION 3.04. INDEMNITY CLAIMS; INDEMNITY PROCEDURES.

          (a) Without limiting the generality of Sections 3.02 and 3.03 hereof, the Agent shall take any and all action deemed necessary or appropriate by the Agent in connection with Indemnity Claims including, without limitation, (i) determining whether to take any and all investigative and other action to determine whether Indemnity Claims are valid and the taking of any such action, (ii) determining whether to engage counsel and other professionals to assist in any determination by the Agent pursuant to the immediately preceding clause (i) and engaging any such counsel, (iii) making all decisions relating to Indemnity Claims including, without limitation, whether to settle, compromise, defend, or take other appropriate action against or with respect to Indemnity Claims or whether to accept or reject any offer to settle or compromise Indemnity Claims,
     (iv) conducting all negotiations, discussions, and litigation proceedings with Alpha and/or Kerr in connection with Indemnity Claims, (v) executing and delivering any and all agreements, documents, and instruments (including, without limitation, settlement agreements, releases and notifications and certifications required or permitted by the Escrow Agreement) in connection with any of the foregoing, all of which shall, immediately upon execution thereof by the Agent and without any action on the part of the Kerr Shareholders, be binding upon all of the Kerr Shareholders (other than the Dissenting Shareholders), and (vi) extending the term of the Escrow Agreement if such extension is appropriate in the Agent's opinion.

          (b) All proceedings relating to Indemnity Claims shall be conducted solely and exclusively between representatives of Alpha and/or Kerr and the Agent (or the Agent's counsel and representatives) and no Kerr Shareholder shall participate in or be involved or interfere with any such dealings described herein unless and until such time, if any, that Alpha and/or Kerr elects to deal directly with such Kerr Shareholder.

     SECTION 3.05. COMPENSATION; NATURE OF AGENT'S DUTIES. The Agent has agreed to serve without compensation for such services hereunder. The Agent shall have no duties or responsibilities except those expressly set forth in this Plan. In connection with all matters relating hereto, the Agent shall be entitled to rely exclusively on the Agent's counsel and other advisors and shall have no liability to the Kerr Shareholders for any action taken or omitted in reliance on such counsel and other advisors. Nothing herein contained, express or implied, is intended to or shall be so construed as to impose upon the Agent any duties or responsibilities in respect of the Merger except as expressly set forth herein. The Agent does not assume and shall not be deemed to have assumed any duty or obligation of any Kerr Shareholder (other than himself) under the Merger Documents. Notwithstanding anything contained herein to the contrary, the Agent shall not be liable for any action taken or omitted by the Agent hereunder, except for actions which constitute gross negligence, fraud, or willful misconduct, and no Kerr Shareholder shall be permitted to sue or bring any claim or action against the Agent except for good faith claims and actions which allege gross negligence, fraud, or willful misconduct.

     SECTION 3.06. DURABILITY. The designation of Agent herein contained shall not be affected by lapse of time or by the subsequent disability, incapacity or death of any Kerr Shareholder, but shall continue and shall remain in full force and effect.

     SECTION 3.07. SUCCESSOR AGENT; EXPIRATION.

          (a) If Mr. B. D. Kerr dies, becomes mentally incapacitated, or resigns during the term hereof, the designation set forth in Section 3.02 hereof shall automatically expire as of the sooner of the date of his death, the onset of his incapacity, or his resignation, as the case may be.

          (b) If Mr. B. D. Kerr's designation pursuant hereto expires pursuant to Section 3.07(a) hereof, Donald L. Cvetko ("Mr. D. L. Cvetko") shall automatically become the Agent. Mr. D. L. Cvetko's term as Agent shall automatically expire as of the sooner of the date of his death, the onset of his mental incapacity or his resignation, as the case may be. If Mr. D.
     L. Cvetko's appointment as Agent expires, Johnny B. Kerr ("Mr. J. B. Kerr") shall automatically become the Agent hereunder. Mr. J. B. Kerr's term as Agent shall automatically expire as of the sooner of the date of his death, the onset of his mental incapacity or his resignation, as the case may be. If Mr. J. B. Kerr's appointment expires, those then surviving individuals who were members of the Board of Directors of the Company immediately preceding the Effective Time shall by a majority vote select an independent third party to act as Agent which decision shall be subject to the approval of those Kerr Shareholders who or which, on the day immediately prior to the Merger, owned a majority of the issued and outstanding shares of Kerr Stock immediately prior to the Effective Time (such approval may not be unreasonably withheld or delayed). Mr. D. L. Cvetko, Mr. J. B. Kerr, or any successor Agent shall be the Agent for all purposes hereof until his, her or its term as Agent hereunder expires.

          (c) Notwithstanding anything contained herein to the contrary, no person shall be the Agent hereunder on that date which is two (2) years after the Effective Time unless there are unresolved Indemnity Claims in which event an Agent shall continue to serve until all such Indemnity Claims have been resolved.

     SECTION 3.08. RIGHT TO INTERPLEAD. Notwithstanding any other provision of this Plan, if any dispute or difference arises between any Kerr Shareholder and the Agent or if any conflicting demand shall be made upon the Agent, the Agent may but shall not be required to determine the same or take any action thereon. Rather, the Agent may await settlement of the controversy by appropriate legal proceedings; or the Agent may, by written notice, require the parties to enter binding arbitration or litigation to determine such matter; or the Agent may file suit in interpleader with the proper court in Wake County, North Carolina for the purpose of having the respective rights of the parties adjudicated.

                           ARTICLE IV. MISCELLANEOUS.

     SECTION 4.01. FILING AND EFFECTIVE TIME. Articles of Merger, and such other documents and instruments as are required by, and complying in all respects with, the NCBCA shall be delivered to the appropriate state officials for filing after all of the conditions to the consummation of the transactions described in the Merger Agreement have been met and/or waived. The Merger shall become effective upon filing with the North Carolina Secretary of State (the "Effective Time").

     SECTION 4.02. ARTICLES AND BYLAWS; DIRECTORS AND OFFICERS.

          (a) The Articles of Incorporation of Kerr and the Bylaws of Alpha in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of Kerr, as the surviving corporation, following the Effective Time.

          (b) At the Effective Time, the officers and directors of Alpha in office immediately prior to the Effective Time shall be the officers and directors of Kerr, as the surviving corporation. Each such director and officer shall hold office until his or her resignation or removal, in accordance with the Articles of Incorporation and Bylaws of Kerr, as the surviving corporation, and applicable law.

     SECTION 4.03. CONDITION TO MERGER. The consummation of the Merger is subject to the satisfaction of the condition, prior to the Effective Time, that the Merger shall have received the requisite approval of the directors and shareholders of Alpha and Kerr pursuant to the NCBCA and the articles of incorporation and bylaws of Kerr and Alpha. It is also subject to the condition that the conditions to the consummation of the transactions described in the Merger Agreement have been met and/or waived.

     SECTION 4.04. AMENDMENT. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Plan prior to the Effective Time; provided, that no amendment shall be made subsequent to the adoption of this Plan which changes this plan in a way which, in the judgment of the Board of Directors of Kerr, would have a material adverse effect on the Kerr Shareholders, unless such amendment is approved by the Kerr Shareholders.

     SECTION 4.05. TERMINATION. Notwithstanding shareholder approval of this Plan, this Plan may be terminated at any time prior to the Effective Time by Alpha or Kerr pursuant to a resolution approved by its Board of Directors.

                                     KERR DRUG STORES, INC., a North
                                     Carolina corporation

                                     By    /s/ Banks D. Kerr
                                           -------------------------------
                                     Name:  Banks D. Kerr
                                     Title: Chairman and Chief Executive Officer

                                     Attest: /s/  Debra K. Woody
                                            -----------------------------
[SEAL]                               Name:  Debra K. Woody
                                     Title: Secretary

                                     ALPHA ACQUISITION CORPORATION, a
                                     North Carolina corporation

                                     By    /s/ R. W. Hannan
                                           -------------------------------
                                     Name:   R. W. Hannan
                                     Title:  President

                                     Attest: /s/  Ben D. Campbell
                                            -----------------------------
[SEAL]                               Name:  Ben D. Campbell
                                            -----------------------------
                                     Title: Assistant Secretary
                                            -----------------------------

AGREED FOR THE PURPOSES OF ARTICLE III HEREOF

  /s/ Banks D. Kerr
-----------------------------------
Banks D. Kerr, Agent


  /s/ D. L. Cvetko
-----------------------------------
D. L. Cvetko, Successor Agent


  /s/ J. B. Kerr
-----------------------------------
J. B. Kerr, Second Successor Agent